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Exhibit 10.1


                           LEASE TERMINATION AGREEMENT


     This Lease Termination Agreement (this "Agreement") is entered into as of the 10th day of May, 2006, by and among PATCO PROPERTIES, L.P., a California limited partnership ("Landlord"), UWINK, INC., a Utah corporation ("Tenant") and NOLAN BUSHNELL ("Guarantor").

                                    RECITALS:

     A. Landlord and Tenant entered into that certain Standard
Industrial/Commercial Multi-Tenant Lease-Net ("Lease") dated April 21, 2005, whereby Landlord leased to Tenant, and Tenant leased from Landlord, those certain premises more particularly described in the Lease (the "Premises").

     B. The Lease is guaranteed by Guarantor pursuant to that certain Guaranty dated April 26, 2005 ("Guaranty").

     C. Tenant and Landlord desire to enter into this Agreement in order to terminate the Lease and Guaranty and to release one another from their respective obligations thereunder, except as otherwise provided herein.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and the conditions and the covenants hereinafter contained, and for other consideration hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

     1. EFFECTIVENESS OF THIS LEASE TERMINATION AGREEMENT. Notwithstanding anything to the contrary contained in this Agreement, and the rights and obligations of the parties hereunder shall be subject to and conditioned upon Landlord, at its sole discretion, and a new tenant for the premises having fully executed and delivered a lease for the Premises with a term commencing as of June 1, 2006. In the event that such lease is not fully executed and delivered on or prior to May 15, 2006, this Agreement shall be deemed to be null and void and the Lease and Guaranty shall remain in full force and effect according to their terms.

     2. TERMINATION OF THE LEASE AND GUARANTY. Landlord and Tenant hereby agree that conditioned upon the performance by the parties of the provisions of this Agreement, and subject to those provisions which survive the Termination Date pursuant to this Agreement, the Lease and the Guaranty shall terminate and be of no further force or effect as of May 31, 2006 (the "Termination Date").

     3. SURRENDER OF PREMISES. Tenant hereby agrees to vacate the Premises and surrender and deliver exclusive possession of the Premises to Landlord on or before the Termination Date in accordance with the provisions of the Lease, including without limitation, the following: Paragraph 7.4 of the Lease, Exhibit H of the Lease and Tenant shall leave the Premises in a broom-clean condition and free of all movable furniture and equipment and shall deliver the keys to the Premises to Landlord or Landlord's designee.



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     4. CONSIDERATION TO LANDLORD. In consideration for Landlord's execution of this Agreement, (i) Tenant shall pay to Landlord all monetary amounts owing under the Lease up to and through the Termination Date, including without limitation, all rental charges, (ii) Tenant agrees that Landlord shall be entitled to retain an amount equal to $20,000.00 of the security deposit held by Landlord under the Lease without liability to Tenant, and Tenant hereby relinquishes such amount to Landlord to reimburse Landlord for Landlord's unamortized costs in connection with entering into the Lease as of the Termination Date and other expenses associated with the re-leasing of the Premises; and (iii) in accordance with the provisions of the Lease, Landlord shall be entitled to retain any other portion of the security deposit to the extent Tenant does not surrender possession of the Premises in the condition required by the Lease and this Agreement.

     5. RELEASE OF LIABILITY. Except as otherwise provided in Paragraphs 3, 4, 6 and 7 hereof, and conditioned on the performance by the parties of the provisions of this Agreement for valuable consideration, the receipt and adequacy of which are hereby acknowledged:

          (a) Landlord, on the one hand, and Tenant and Guarantor, as applicable on the other hand, shall, as of the Termination Date, be fully and unconditionally released and discharged from their respective obligations arising after the Termination Date from or connected with the provisions of the Lease and Guaranty, as applicable; and

          (b) this Agreement shall fully and finally settle all demands, charges, claims, accounts or causes of action of any nature, including, without limitation, both known and unknown claims and causes of action that may arise out of or in connection with the obligations of the parties under the Lease and Guaranty, as applicable, after the Termination Date.

          Each of the parties expressly waives the provisions of California Civil Code Section 1542, which provides:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

          Each party acknowledges that it has received the advice of legal counsel with respect to the aforementioned waiver and understands the terms thereof.

     6. REPRESENTATIONS OF TENANT. Tenant and Guarantor represent and warrant to Landlord that (a) Tenant has not heretofore assigned or sublet all or any portion of its interest in the Lease; (b) no other person, firm or entity has any right, title or interest in the Lease; (c) Tenant and Guarantor have the full right, legal power and actual authority to enter into this Agreement and to terminate the Lease and Guaranty, as applicable, without the consent of any person, firm or entity; (d) Tenant has the full right, legal power and actual authority to bind Tenant to the terms and conditions hereof; and (e) Tenant has no knowledge of any fact or circumstance which would give rise to any claim,



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demand, obligation, liability, action or cause of action arising out of or in connection with Tenant's occupancy of the Premises. Tenant and Guarantor further represent and warrant to Landlord that as of the date hereof there are no, and as of the Termination Date, there shall not be any, mechanic's liens or other liens encumbering all or any portion of the Premises, by virtue of any act or omission on the part of Tenant, its predecessors, contractors, agents, employees, successors or assigns. Notwithstanding the termination of the Lease and Guaranty and the release of liability provided for herein, the representations and warranties set forth in this Paragraph 6 shall survive the Termination Date and Tenant and Guarantor shall be liable to Landlord for any inaccuracy or any breach thereof. Notwithstanding anything to the contrary contained herein, Landlord hereby pre-approves any sublease of the Premises by Tenant to Quality Art Auctions, Inc. prior to the Termination Date and any sublease by Tenant from Quality Art Auctions, Inc., Eli Weisman and Mikhael Finkel, jointly and severally, following the Termination Date.

     7. CONTINUING LIABILITY. Notwithstanding the termination of the Lease and Guaranty and the release of liability provided for herein, Tenant and Guarantor shall remain liable, with respect to the period of Tenant's tenancy prior to the Termination Date, for the performance of all of its obligations under the Lease and Guaranty, as applicable, and fulfill all covenants and obligations of Tenant under the Lease applicable to the period prior to and including the Termination Date. Tenant shall remain liable for of its obligations as Tenant under the Lease arising prior to the Termination Date, including, without limitation, all year-end adjustments with respect to Common Area Operating Expenses for that portion of the calendar year up to and including the Termination Date. Such adjustments shall be paid at the time, in the manner and otherwise in accordance with the terms of the Lease, unless otherwise specified herein. Notwithstanding anything contained in this Agreement to the contrary, Tenant and Guarantor shall indemnify, protect, defend (with counsel approved by Landlord) and hold Landlord harmless from and against any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses (including, without limitation, reasonable attorneys' fees) which may be imposed upon, incurred by, or asserted against Landlord and arising, directly or indirectly, out of or in connection with the use, nonuse, possession, occupancy, condition, operation, maintenance or management of the Premises or any part thereof by Tenant or any of its assignees, concessionaires, agents, contractors, employees or invitees prior to and including the Termination Date, any act or omission of Tenant or any of its assignees, concessionaires, agents, contractors, employees or invitees, or any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in the Lease to be observed or performed by Tenant.

     8. ATTORNEYS' FEES. Should any dispute arise between the parties hereto or their legal representatives, successors and assigns concerning any provision of this Agreement or the rights and duties of any person in relation thereto, the party prevailing in such dispute shall be entitled, in addition to such other relief that may be granted, to recover reasonable attorneys' fees and legal costs in connection with such dispute.

     9. GOVERNING LAW. This Agreement shall be governed and construed under the laws of the State of California.



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     10. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement.

     11. BINDING EFFECT. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective legal representatives, successors and assigns.

     12. TIME OF THE ESSENCE. Time is of the essence of this Agreement and the provisions contained herein.

     13. FURTHER ASSURANCES. Landlord and Tenant hereby agree to execute such further documents or instruments as may be necessary or appropriate to carry out the intention of this Agreement.

     14. VOLUNTARY AGREEMENT. The parties have read this Agreement and mutual release as contained herein, and on the advice of counsel they have freely and voluntarily entered into this Agreement.

     15. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior or contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties in connection with the subject matter hereof. No supplements, amendments, or modifications of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver or termination of this Agreement shall be binding unless executed in writing by the party who, pursuant to the terms of this Agreement, has the right to waive any rights, conditions, or obligations hereunder. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision herein (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     16. SUCCESSORS AND ASSIGNS. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their assigns, heirs, administrators, executors or successors.

     17. GUARANTOR. This Agreement shall be of no force and effect unless and until accepted by Guarantor, unless such requirement is waived by Landlord in writing.

     18. FORWARDING ADDRESS. All notices to Tenant and Guarantor shall hereafter be deemed to be delivered to Tenant and Guarantor if sent to Tenant and Guarantor at _______________________________________, _______________,
______________, _______ Attention: __________________.


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     IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the day and year first above written.

                                  "LANDLORD":

                                  PATCO PROPERTIES, LTD.,
                                  a California limited partnership

                                  By: WDFA, LLC
                                      a Nevada limited liability company
                                      Its General Partner

                                      By: Feldman Properties L.P.,
                                          a Nevada Limited Partnership
                                          Its Member

                                          By: William D. Feldman Associates,
                                              a California Corporation
                                              Its General Partner


                                              By: _____________________________
                                                  William D. Feldman, President


                                  "TENANT":

                                  UWINK, a Utah corporation,


                                  By:___________________________________

                                          Its:__________________________


                                  By:___________________________________

                                          Its:__________________________


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                                          "GUARANTOR":


                                          ___________________________________
                                          Nolan Bushnell